CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the  Registration  Statement on Form

N-1A  of  Profit  Funds  Investment  Trust  and to the use of our  report  dated

November  14,  2007 on The  Profit  Fund's (a  series of shares of Profit  Funds

Investment Trust) financial statements and financial highlights.  Such financial statements  and  financial  highlights  appear  in the  2007  Annual  Report  to

Shareholders  that is incorporated by reference into the Statement of Additional

Information.




                                    /s/ BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
JANUARY 28, 2008